Exhibit 99.1

FOR IMMEDIATE RELEASE:

Synutra International Inc.

Stockholders Vote to Approve Merger

Qingdao, China and Rockville, Md. – April 28, 2017 – Synutra International, Inc. (Nasdaq: SYUT), (“Synutra” or the “Company”), which owns subsidiaries in China that produce, distribute and sell nutritional products for infants, children and adults, today announced that at its special meeting of stockholders held earlier today, the Company’s stockholders voted, among other things, in favor of the proposal to adopt the previously announced agreement and plan of merger (the “Merger Agreement”), dated as of November 17, 2016, by and among the Company, Beams Power Investment Limited, a company with limited liability incorporated under the laws of the British Virgin Islands (“Parent”), and Beams Power Merger Sub Limited, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent. Approximately 85.3% of the shares outstanding were voted in favor of the proposal to adopt the Merger Agreement. Specifically, approximately 59.7% of the shares of common stock outstanding held by unaffiliated stockholders voted in favor of the proposal to adopt the Merger Agreement, satisfying the “majority of the minority” voting requirement set forth in the Merger Agreement.

The parties currently expect to complete the merger in May 2017, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement. If completed, the proposed merger would result in the Company becoming a privately held company and its common stock would no longer be listed on the NASDAQ Global Select Market.

About Synutra International, Inc.

Synutra International, Inc. (Nasdaq: SYUT) is a leading infant formula company in China. It principally produces, markets and sells its products through its operating subsidiaries under the “Shengyuan” or “Synutra” name, together with other complementary brands. It focuses on selling premium infant formula products, which are supplemented by more affordable infant formulas targeting the mass market as well as other nutritional products and ingredients. It sells its products through an extensive nationwide sales and distribution network covering all provinces and provincial-level municipalities in mainland China. As of December 31, 2016, this network comprised over 990 independent distributors and over 270 independent sub-distributors who sell Synutra products in approximately 27,680 retail outlets.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that are based on our current expectations, assumptions, estimates and projections about Synutra. All statements other than statements of historical fact in this release are forward-looking statements. In some cases, these forward-looking statements can be identified by words or phrases such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “is/are likely to,” “may,” “plan,” “should,” “will,” “aim,” “potential,” “continue,” or other similar expressions. Forward-looking statements involve risks, uncertainties and other factors that could cause actual results to differ materially from those contained in any such statements. Potential risks and uncertainties include, without limitation, uncertainties as to the expected benefits and costs of the proposed merger; the expected timing of the completion of the merger; the parties’ ability to complete the merger considering the various closing conditions; the possibility that various closing conditions to the merger may not be satisfied or waived; the effect of the announcement of the proposed merger or operational activities taken in anticipation of the merger on our business relationships, results of operations and business generally; the outcome of any legal proceedings that have been or may be instituted against us related to the Merger Agreement; the amount of the costs, fees, expenses and charges related to the merger; and other risks and uncertainties discussed in Synutra’s filings with the SEC, as well as the Schedule 13E-3 transaction statement and the proxy statement filed by Synutra in connection with the merger. The forward-looking statements are made as of the date of this press release. Synutra undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events.

FOR FURTHER INFORMATION:

Synutra International, Inc.

Investor Relations Department

irteam@synutra.com or 646-328-2552